Exhibit 99.1

Michael Polyviou	Beth Kaplan
Investor Relations, EVC Group	Public Relations Director, Accuray
+1 (732) 933-2754	+1 (408) 789-4426
mpolyviou@evcgroup.com	bkaplan@accuray.com

Accuray Reports Fiscal 2020 First Quarter Financial Results

SUNNYVALE, Calif., October 29, 2019 — Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the first quarter of fiscal 2020 ended September 30, 2019.

Recent Company Highlights

•	Gross orders increased 28 percent year over year to $78.5 million
•	11 orders received from China, including 2 orders sourced from the China joint venture
•	Accuray systems named in 50 out of 58 Class A licenses awarded by the China Ministry of Health

“Our first quarter performance represented a solid start to our fiscal year with double digit gross order growth,” said Joshua H. Levine, president and chief executive officer. “We are also very excited about Accuray systems named in 50 out of 58 Class A licenses recently awarded by the China National Health Commission which were announced on October 9, 2019. We need to remember that the process identified by the Ministry of Health requires a tender process following the license awards for all participating end user hospitals prior to being able to take receipt of a Type A device. This tender process has been put in place to define the transactional terms and conditions related to each hospital’s equipment order and is not a competitive bidding situation that would result in changes in the specific device that the hospital has received the Type A license for. We expect that based on the timelines required for this tendering process, we would not begin to see revenue impact related to the China Type A awards until sometime in our fiscal 4th quarter, and we remain excited about the China market opportunity as a significant growth catalyst for our business.”

Fiscal First Quarter Results

Gross orders totaled $78.5 million, an increase of 28 percent compared to $61.4 million for the prior year period. Backlog as of September 30, 2019 was $495.0 million, an increase of 7 percent compared to $461.9 million for the prior year period.

Total revenue was $89.6 million compared to $95.8 million for the prior year period. Product revenue totaled $37.6 million compared to $41.5 million, while service revenue totaled $52.0 million compared to $54.3 million.

Total gross profit for the fiscal 2020 first quarter was $32.9 million, or 36.8 percent of sales, comprised of product gross margin of 42.6 percent and service gross margin of 32.5 percent. This compares to total gross profit of $37.9 million, or 39.5 percent of sales, comprised of product gross margin of 40.9 percent and service gross margin of 38.5 percent for the prior fiscal year first quarter.

Operating expenses were $37.2 million, a decrease of 13 percent compared to $42.6 million in the prior fiscal year first quarter.

Net loss was $9.4 million, or $0.11 per share, compared to a net loss of $9.2 million, or $0.11 per share, for the prior fiscal year period.

Adjusted EBITDA for the first quarter of fiscal 2020 was a loss of $1.0 million, compared to $4.0 million in the prior fiscal period.

Cash, cash equivalents and short-term restricted cash were $86.7 million as of September 30, 2019 compared with $87.0 million as of June 30, 2019.

2020 Financial Guidance

The Company is reiterating its revenue and adjusted EBITDA guidance provided on August 15, 2019. Total revenue for fiscal year 2020 is expected to range between $410.0 and $420.0 million with revenue during the first half of the fiscal year expected to be approximately five to six percent below the first half of the prior fiscal year. The Company expects to generate revenue growth during the second half of fiscal year 2020 compared to the second half of the prior fiscal year. Adjusted EBITDA for fiscal year 2020 is expected to range between $19.0 to $24.0 million and include approximately $2.0 million of the Company’s share of expected loss from the joint venture operations in China.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first fiscal quarter as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (855) 867-4103
•	International callers: (262) 912-4764
•	Conference ID Number (U.S. and international): 4191278

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com. In addition, a taped replay of the conference call will be available beginning approximately two hours after the call’s conclusion and available for seven days. The replay telephone number is (855) 859-2056 (USA) or (404) 537-3406 (International), Conference ID: 4191278. An archived webcast will also be available at Accuray’s website until Accuray announces its results for the second quarter of fiscal 2020.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedule below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including management's expectations regarding revenue and adjusted EBITDA; expectations regarding our competitive position related to Class A licenses; expectations related to revenue growth; expectations related to our market opportunity in China and its ability to grow our business; and the company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the company's ability to achieve widespread market acceptance of its products, including new product offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; risks and uncertainties related to future China Class A and B license announcement; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 23, 2019 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2019	2018
Gross Orders	$78,487	$61,414
Net Orders	38,981	24,911
Order Backlog	495,029	461,876
Net revenue:
Products	$37,605	$41,517
Services	51,972	54,312
Total net revenue	89,577	95,829
Cost of revenue:
Cost of products	21,570	24,524
Cost of services	35,064	33,426
Total cost of revenue	56,634	57,950
Gross profit	32,943	37,879
Operating expenses:
Research and development	13,341	13,889
Selling and marketing	13,266	13,036
General and administrative	10,616	15,642
Total operating expenses	37,223	42,567
Loss from operations	(4,280)	(4,688)
Other expense, net	(4,439)	(3,983)
Loss before provision for income taxes	(8,719)	(8,671)
Provision for income taxes	637	535
Net loss	$(9,356)	$(9,206)
Net loss per share - basic and diluted	$(0.11)	$(0.11)
Weighted average common shares used in computing loss per share:
Basic and diluted	88,772	86,479

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$80,911	$76,798
Restricted cash	5,751	10,218
Accounts receivable, net	104,684	111,885
Inventories	129,233	120,823
Prepaid expenses and other current assets	20,500	24,205
Deferred cost of revenue	148	146
Total current assets	341,227	344,075
Property and equipment, net	16,682	17,122
Goodwill	57,657	57,770
Intangible assets, net	643	679
Operating lease right-of-use assets	28,864	-
Other assets	18,674	18,535
Total assets	$463,747	$438,181
Liabilities and equity
Current liabilities:
Accounts payable	$23,621	$29,562
Accrued compensation	21,578	31,150
Operating lease liabilities, current	7,092	-
Other accrued liabilities	25,847	32,742
Customer advances	18,413	20,395
Deferred revenue	79,596	78,332
Total current liabilities	176,147	192,181
Long-term liabilities:
Long-term other liabilities	6,344	9,646
Deferred revenue	26,273	26,639
Operating lease liabilities, non-current	25,549	-
Long-term debt	188,460	159,844
Total liabilities	422,773	388,310
Equity:
Common stock	89	89
Additional paid-in capital	536,809	535,332
Accumulated other comprehensive loss	(1,028)	(10)
Accumulated deficit	(494,896)	(485,540)
Total equity	40,974	49,871
Total liabilities and equity	$463,747	$438,181

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2019	2018
GAAP net loss	$(9,356)	$(9,206)
Depreciation and amortization (a)	1,851	2,129
Stock-based compensation	1,700	3,212
Interest expense, net (b)	4,200	3,592
Impairment charge (c)	-	3,707
Provision for income taxes	637	535
Adjusted EBITDA	$(968)	$3,969

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangible assets.

(b) consists primarily of interest expense associated with our outstanding debt.

(c) consists of a one-time accounts receivable impairment charge related to one customer.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2020
	From	To
GAAP net loss	$(17,500)	$(13,500)
Depreciation and amortization (a)	7,200	8,000
Stock-based compensation	12,100	12,100
Interest expense, net (b)	15,400	15,400
Provision for income taxes	1,800	2,000
Adjusted EBITDA	$19,000	$24,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangible assets.

(b) consists of interest expense associated with outstanding debt.